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                                                                    Exhibit 23.1




                              ACCOUNTANT'S CONSENT





The Board of Directors
Firstar Corporation:


We consent to the incorporation by reference in the registration statement on Form S-8 of Firstar Corporation of our report dated January 14, 1998, with respect to the consolidated balance sheets of Firstar Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K of Firstar Corporation.


                                                           KPMG Peat Marwick LLP


Milwaukee, Wisconsin
December 16, 1998